EXHIBIT 99.1

               Certification pursuant to 18 U. S. C. Section 1350
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-QSB of InterActive Group, Inc. (the Company) for the quarterly period ending December 31, 2002, each of the following hereby certifies, in Accordance with U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that, to his knowledge the 10-QSB Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.



/s/ Robert J. Stahl
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Robert J. Stahl
President, Secretary
February 18, 2003



/s/ Carol Flickinger
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Carol Flickinger
Accounting Manager
February 18, 2003


This certification accompanies this Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Act of 1934, as amended.